Exhibit (99)

WELLS FARGO & COMPANY

and

WACHOVIA CORPORATION

Supplementary Consolidating Financial Information

(Unaudited)

As of March 31, 2009 and

For the Three Months Ended March 31, 2009 and 2008

The “Bank” as noted herein refers to Wachovia Bank, National Association.

WELLS FARGO & COMPANY

Supplementary Consolidating Balance Sheet Information

(Unaudited)

	March 31, 2009
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wells Fargo Consolidated
ASSETS
Cash and due from banks	$10,315	11,871	22,186
Federal funds sold, securities purchased under resale agreements and other short-term investments	40,695	(22,070)	18,625
Trading assets	32,207	14,290	46,497
Securities available for sale	55,336	123,132	178,468
Mortgages held for sale	161	36,646	36,807
Loans held for sale	4,023	4,283	8,306
Loans	373,270	470,309	843,579
Allowance for loan losses	(6,980)	(15,301)	(22,281)

Net loans	366,290	455,008	821,298
Mortgage servicing rights:
Measured at fair value (residential MSRs)	66	12,325	12,391
Amortized	841	416	1,257
Premises and equipment, net	4,634	6,581	11,215
Goodwill	8,902	14,923	23,825
Other assets	53,916	51,100	105,016

Total assets	$577,386	708,505	1,285,891

LIABILITIES
Noninterest-bearing deposits	65,420	101,077	166,497
Interest-bearing deposits	352,071	278,701	630,772

Total deposits	417,491	379,778	797,269
Short-term borrowings	20,671	51,413	72,084
Accrued expenses and other liabilities	26,429	32,402	58,831
Long-term debt	49,463	201,187	250,650

Total liabilities	514,054	664,780	1,178,834

EQUITY
Preferred stock	—	31,411	31,411
Common stock	455	6,818	7,273
Additional paid-in capital	58,604	(26,190)	32,414
Retained earnings	1,538	35,411	36,949
Cumulative other comprehensive income (loss)	1,203	(4,827)	(3,624)
Treasury stock	—	(3,593)	(3,593)
Unearned ESOP shares	—	(535)	(535)

Total	61,800	38,495	100,295

Noncontrolling interests	1,532	5,230	6,762

Total equity	63,332	43,725	107,057

Total liabilities and stockholders’ equity	$577,386	708,505	1,285,891

WELLS FARGO & COMPANY

Supplementary Consolidating Income Statement Information

(Unaudited)

	Three Months Ended March 31, 2009
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wells Fargo Consolidated
INTEREST INCOME
Trading assets	$95	171	266
Securities available for sale	1,041	1,668	2,709
Mortgages held for sale	9	406	415
Loans held for sale	44	23	67
Loans	3,798	6,967	10,765
Other interest income	81	10	91

Total interest income	5,068	9,245	14,313

INTEREST EXPENSE
Deposits	444	555	999
Short-term borrowings	113	10	123
Long-term debt	448	1,331	1,779
Other interest expense	3	33	36

Total interest expense	1,008	1,929	2,937

Net interest income	4,060	7,316	11,376
Provision for credit losses	(153)	4,711	4,558

Net interest income after provision for credit losses	4,213	2,605	6,818

NONINTEREST INCOME
Service charges on deposit accounts	623	771	1,394
Trust and investment fees	297	1,918	2,215
Card fees	268	585	853
Other fees	276	625	901
Mortgage banking	1	2,503	2,504
Insurance	1	580	581
Net gains (losses) on debt securities available for sale	47	(166)	(119)
Net gains (losses) from equity investments	52	(209)	(157)
Other	1,076	393	1,469

Total noninterest income	2,641	7,000	9,641

NONINTEREST EXPENSE
Salaries	1,089	2,297	3,386
Commission and incentive compensation	284	1,540	1,824
Employee benefits	300	984	1,284
Equipment	262	425	687
Net occupancy	280	516	796
Core deposit and other intangibles	519	128	647
FDIC and other deposit assessments	211	127	338
Other	715	2,141	2,856

Total noninterest expense	3,660	8,158	11,818

Income before income tax expense	3,194	1,447	4,641
Income tax expense	1,130	422	1,552

Net income before noncontrolling interests	2,064	1,025	3,089
Less: Net income from noncontrolling interests	15	29	44

Net income	2,049	996	3,045

Net income applicable to common stock	$2,049	335	2,384

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Three Months Ended March 31, 2008
(In millions)	The Bank	Wachovia Mortgage, FSB(a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$6,366	990	221	7,577
Interest and dividends on securities	1,308	55	133	1,496
Trading account interest	384	—	187	571
Other interest income	293	35	207	535

Total interest income	8,351	1,080	748	10,179

INTEREST EXPENSE
Interest on deposits	2,961	40	(60)	2,941
Interest on borrowings	1,193	506	787	2,486

Total interest expense	4,154	546	727	5,427

Net interest income	4,197	534	21	4,752
Provision for credit losses	2,099	296	436	2,831

Net interest income after provision for credit losses	2,098	238	(415)	1,921

FEE AND OTHER INCOME
Service charges and fees	1,074	155	(55)	1,174
Commissions	12	—	902	914
Fiduciary and asset management fees	367	—	1,072	1,439
Principal investing	3	—	443	446
Other income	(93)	12	(1,115)	(1,196)

Total fee and other income	1,363	167	1,247	2,777

NONINTEREST EXPENSE
Salaries and employee benefits	1,655	153	1,452	3,260
Occupancy and equipment	519	27	156	702
Other intangible amortization	64	—	39	103
Sundry expense	1,576	132	(332)	1,376

Total noninterest expense	3,814	312	1,315	5,441

Minority interest in income of consolidated subsidiaries	20	—	135	155

Income (loss) before income tax expenses (benefits)	(373)	93	(618)	(898)
Income tax expense (benefits)	(4)	27	(257)	(234)

Net income (loss)	(369)	66	(361)	(664)
Dividends on preferred stock	—	—	43	43

Net income (loss) available to common stockholders	$(369)	66	(404)	(707)

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.

WELLS FARGO & COMPANY

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Three Months Ended March 31, 2009
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wells Fargo Consolidated
PREFERRED STOCK
Balance, December 31, 2008	$—	31,332	31,332
Preferred stock discount accretion	—	98	98
Preferred stock converted to common shares	—	(19)	(19)

Balance, March 31, 2009	—	31,411	31,411

COMMON STOCK
Balance, December 31, 2008	455	6,818	7,273

Balance, March 31, 2009	455	6,818	7,273

ADDITIONAL PAID-IN CAPITAL
Balance, December 31, 2008	57,826	(21,800)	36,026
Effect of adoption of FAS 160, as amended and interpreted	—	(3,716)	(3,716)
Preferred stock released to ESOP	—	(1)	(1)
Preferred stock converted to common shares	—	(36)	(36)
Common stock issued	—	35	35
Contributed capital	300	(300)	—
Changes incident to business combinations	527	(527)	—
Changes in ownership of minority interest	(49)	49	—
Stock option compensation expense	—	95	95
Net change in deferred compensation and related plans	—	11	11

Balance, March 31, 2009	58,604	(26,190)	32,414

RETAINED EARNINGS
Balance, December 31, 2008	(511)	37,054	36,543
Cumulative effect of adoption of FSP FAS 115-2 and FAS 124-2	—	53	53
Net income	2,049	996	3,045
Common stock issued	—	(588)	(588)
Common stock dividends	—	(1,443)	(1,443)
Preferred stock dividends and accretion	—	(661)	(661)

Balance, March 31, 2009	1,538	35,411	36,949

CUMULATIVE OTHER COMPREHENSIVE INCOME
Balance, December 31, 2008	—	(6,869)	(6,869)
Cumulative effect of adoption of FSP FAS 115-2 and FAS 124-2	—	(53)	(53)
Translation adjustments	—	(18)	(18)
Net unrealized gains on securities available for sale	1,162	2,101	3,263
Net unrealized gains (losses) on derivatives and hedging activities	41	(57)	(16)
Unamortized gains under defined benefit plans, net of amortization	—	69	69

Balance, March 31, 2009	1,203	(4,827)	(3,624)

TREASURY STOCK
Balance, December 31, 2008	—	(4,666)	(4,666)
Common stock issued	—	1,077	1,077
Common stock repurchased	—	(54)	(54)
Preferred stock converted to common shares	—	55	55
Net change in deferred compensation and related plans	—	(5)	(5)

Balance, March 31, 2009	—	(3,593)	(3,593)

UNEARNED ESOP SHARES	—
Balance, December 31, 2008	—	(555)	(555)
Preferred stock released to ESOP	—	20	20

Balance, March 31, 2009	—	(535)	(535)

NONCONTROLLING INTERESTS
Balance, December 31, 2008	1,645	1,587	3,232
Effect of adoption of FAS 160, as amended and interpreted	—	3,716	3,716
Net income	15	29	44
Translation adjustments	—	(5)	(5)
Net unrealized gains on securities available for sale	—	12	12
Noncontrolling interests	(128)	(109)	(237)

Balance, March 31, 2009	1,532	5,230	6,762

Total stockholders’ equity, March 31, 2009	$63,332	43,725	107,057

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Three Months Ended March 31, 2008
(In millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2007	$—	—	2,300	2,300
Preferred shares issued	—	—	3,500	3,500

Balance, March 31, 2008	—	—	5,800	5,800

COMMON STOCK
Balance, December 31, 2007	455	—	6,079	6,534
Purchases of common stock	—	—	(2)	(2)
Common stock issued for
Stock options and restricted stock	—	—	19	19
Acquisitions	—	—	—	—

Balance, March 31, 2008	455	—	6,096	6,551

PAID-IN CAPITAL
Balance, December 31, 2007	53,925	—	2,224	56,149
Preferred shares issued	—	—	(3)	(3)
Purchases of common stock	—	—	(16)	(16)
Common stock issued for
Stock options and restricted stock	—	—	353	353
Acquisitions	—	—	—	—
Contributed capital	—	600	(600)	—
Changes incident to business combinations	(1)	(600)	601	—
Deferred compensation, net	—	—	(116)	(116)

Balance, March 31, 2008	53,924	—	2,443	56,367

RETAINED EARNINGS
Balance, December 31, 2007	18,997	3,697	(9,238)	13,456
Cumulative effect of an accounting change, net of income taxes	(28)	—	4	(24)
Purchases of common stock	—	—	(2)	(2)
Net income (loss)	(369)	66	(361)	(664)
Changes incident to business combinations	—	600	(600)	—
Cash dividends	—	—	(1,317)	(1,317)

Balance, March 31, 2008	18,600	4,363	(11,514)	11,449

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2007	(974)	28	(621)	(1,567)
Minimum pension liability	—	—	6	6
Net unrealized gains (losses) on debt and equity securities and on derivative financial instruments	(361)	40	(293)	(614)

Balance, March 31, 2008	(1,335)	68	(908)	(2,175)

Total stockholders’ equity, March 31, 2008	$71,644	4,431	1,917	77,992

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.

WELLS FARGO & COMPANY

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Three Months Ended March 31, 2009
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wells Fargo Consolidated
Cash flows from operating activities:
Net income	$2,049	996	3,045
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Provision for credit losses	(153)	4,711	4,558
Change in fair value of MSRs (residential) and MHFS carried at fair value	103	2,038	2,141
Depreciation and amortization	497	484	981
Other net gains	(101)	(282)	(383)
Preferred shares released to ESOP	—	19	19
Stock option compensation expense	—	95	95
Originations of MHFS	(874)	(97,739)	(98,613)
Proceeds from sales of and principal collected on mortgages originated for sale	1,326	81,936	83,262
Originations of LHFS	(544)	(950)	(1,494)
Proceeds from sales of LHFS	26,100	—	26,100
Purchases of LHFS	(26,097)	(70)	(26,167)
Net change in:
Trading assets	8,238	(417)	7,821
Deferred income taxes	209	2,164	2,373
Accrued interest receivable	669	5	674
Accrued interest payable	(306)	(461)	(767)
Other assets, net	(6,547)	12,919	6,372
Other accrued expenses and liabilities, net	2,500	3,318	5,818

Net cash provided by operating activities	7,069	8,766	15,835

Cash flows from investing activities:
Net change in:
Federal funds sold, securities purchased under resale agreements and other short-term investments	44,347	(13,539)	30,808
Securities available for sale:
Sales proceeds	3,793	6,967	10,760
Prepayments and maturities	2,620	4,723	7,343
Purchases	(4,855)	(34,318)	(39,173)
Loans
Decrease in banking subsidiaries’ loan originations, net of collections	6,706	4,202	10,908
Proceeds from sales (including participations) of loans originated for investment by banking subsidiaries	33	386	419
Purchases (including participations) of loans by banking subsidiaries	(56)	(245)	(301)
Principal collected on nonbank entities’ loans	—	3,175	3,175
Loans originated by nonbank entities	—	(1,995)	(1,995)
Net cash paid for acquisitions	—	(123)	(123)
Proceeds from sales of foreclosed assets	514	487	1,001
Changes in MSRs from purchases and sales	26	(30)	(4)
Net change in noncontrolling interest	(162)	(24)	(186)
Other, net	(617)	(3,500)	(4,117)

Net cash provided (used) by investing activities	52,349	(33,834)	18,515

Cash flows from financing activities:
Net change in:
Deposits	(4,573)	20,298	15,725
Short-term borrowings	(45,908)	9,918	(35,990)
Long-term debt:
Proceeds from issuance	—	3,811	3,811
Repayment	(10,398)	(7,479)	(17,877)
Preferred stock:
Cash dividends paid and accretion	—	(623)	(623)
Common Stock:
Proceeds from issuance	300	224	524
Repurchased	—	(54)	(54)
Cash dividends paid	—	(1,443)	(1,443)

Net cash provided (used) by financing activities	(60,579)	24,652	(35,927)

Net change in cash and due from banks	(1,161)	(416)	(1,577)
Cash and due from banks at beginning of quarter	11,476	12,287	23,763

Cash and due from banks at end of quarter	$10,315	11,871	22,186

Supplemental disclosures of cash flow information:
Cash paid (received) during the year for:
Interest	$1,314	2,390	3,704
Income taxes	(193)	442	249
Noncash investing and financing activities:
Transfers from trading assets to securities available for sale	$675	111	786
Transfers from MHFS to trading assets	—	220	220
Transfers from MHFS to loans	—	32	32
Transfers from MHFS to MSRs	16	1,435	1,451
Transfers from MHFS to foreclosed assets	—	33	33
Transfers from loans to foreclosed assets	$499	980	1,479

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Three Months Ended March 31, 2008
(In millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income (loss)	$(369)	66	(361)	(664)
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	4	—	(2)	2
Provision for credit losses	2,099	296	436	2,831
(Gain) loss on securitization transactions	(15)	—	2	(13)
Securities transactions	600	—	(395)	205
Depreciation and other amortization	242	10	331	583
Trading account assets, net	(8,430)	(2)	(1,471)	(9,903)
(Gain) loss on sales of premises and equipment	(5)	(1)	1	(5)
Valuation losses on bank-owned separate account life insurance	314	—	—	314
Income tax shortfall from share-based payment arrangements	—	—	18	18
Loans held for sale, net	(1,276)	(2,163)	132	(3,307)
Deferred interest on certain loans	(179)	(258)	(1)	(438)
Other assets, net	(1,671)	(435)	(1,520)	(3,626)
Trading account liabilities, net	7,395	—	(93)	7,302
Other liabilities, net	835	250	(1,712)	(627)

Net cash used by operating activities	(456)	(2,237)	(4,635)	(7,328)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	1,574	117	6,518	8,209
Maturities of securities	4,165	—	364	4,529
Purchases of securities	(10,949)	—	(7,150)	(18,099)
Origination of loans, net	(3,372)	(6,624)	(2,035)	(12,031)
Sales of premises and equipment	16	19	(16)	19
Purchases of premises and equipment	(327)	(16)	(53)	(396)
Goodwill and other intangible assets	(11)	—	43	32
Purchase of bank-owned separate account life insurance, net	(89)	—	(1)	(90)

Net cash used by investing activities	(8,993)	(6,504)	(2,330)	(17,827)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase (decrease) in deposits, net	(4,955)	(327)	1,117	(4,165)
Securities sold under repurchase agreements and other short-term borrowings, net	7,587	3,920	(4,043)	7,464
Issuances of long-term debt	6,594	12,145	4,980	23,719
Payments of long-term debt	(4,701)	(5,015)	643	(9,073)
Issuances of preferred shares	—	—	3,497	3,497
Issuances of common stock, net	—	—	21	21
Purchases of common stock	—	—	(20)	(20)
Capital contributed from Parent	—	600	(600)	—
Changes incident to business combinations	(1)	—	1	—
Income tax shortfall from share-based payment arrangements	—	—	(18)	(18)
Cash dividends paid	—	—	(1,317)	(1,317)

Net cash provided by financing activities	4,524	11,323	4,261	20,108

Increase (decrease) in cash and cash equivalents	(4,925)	2,582	(2,704)	(5,047)
Cash and cash equivalents, beginning of year	25,119	8	8,503	33,630

Cash and cash equivalents, end of year	$20,194	2,590	5,799	28,583

NONCASH ITEMS
Transfer to securities from loans held for sale resulting from securitizations	$1,849	—	—	1,849
Transfer to trading account assets from securities	6,807	—	—	6,807
Transfer to loans from loans held for sale	6,801	—	—	6,801
Cumulative effect of an accounting change, net of income taxes	$(28)	—	4	(24)

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.